                                                    Exhibit 10.33
                       MEDIA GENERAL, INC.

                    LONG-TERM INCENTIVE PLAN

                     Effective May 19, 1995



     1.  Purpose.  The purpose of this 1995 Long-Term Incentive

Plan (the "Plan") of Media General, Inc. (together with any

successor thereto, the "Company") is (a) to promote the identity of interests between shareholders and employees of the Company by encouraging and creating significant ownership of Class A Common

Stock of the Company by officers and other salaried employees of the Company and its subsidiaries; (b) to enable the Company to attract and retain qualified officers and employees who

contribute to the Company's success by their ability, ingenuity and industry; and (c) to provide meaningful long-term incentive opportunities for officers and other employees who are

responsible for the success of the Company and who are in a

position to make significant contributions toward its objectives.

     2.  Definitions.  In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

     2.01.  "Award" means any Performance Accelerated Restricted

Stock, Performance Award, Option, Stock Appreciation Right,

Restricted Stock, Deferred Stock, Dividend Equivalent or Other

Stock-Based Award or any other right or interest relating to

Shares or cash granted to a Participant under the Plan.

     2.02.  "Award Agreement" means any written agreement,

contract or other instrument or document evidencing an Award.

     2.03.  "Board" means the Board of Directors of the Company.

     2.04.  "Change of Control" and related terms are defined in

Section 9.


     2.05.  "Code" means the Internal Revenue Code of 1986, as

amended from time to time.  References to any provision of the

Code shall be deemed to include successor provisions thereto and regulations thereunder.

     2.06.  "Committee" means the Compensation and Stock Option

Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan, or any

subcommittee of either; provided, however, that the Committee,

and any subcommittee thereof, shall consist of two or more

directors, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.

     2.07.  "Company" is defined in Section 1.

     2.08.  "Covered Employee" has the same meaning as set forth in Section 162(m) of the Code, and successor provisions.

     2.09.  "Deferred Stock" means a right, granted to a

Participant under Section 6.06, to receive Shares at the end of a specified deferral period.

     2.10.  "Dividend Equivalent" means a right, granted to a

Participant under Section 6.04, to receive cash, Shares, other

Awards or other property equal in value to dividends paid with respect to a specified number of Shares.

     2.11.  "Exchange Act" means the Securities Exchange Act of

1934, as amended from time to time.  References to any provision of the Exchange Act shall be deemed to include successor

provisions thereto and regulations thereunder.

     2.12.  "Fair Market Value" means, with respect to Shares,

Awards or other property, the fair market value of such Shares,

Awards or other property determined by such methods or procedures as shall be established from time to time by the Committee.

Unless otherwise determined by the Committee, the Fair Market

Value of Shares as of any date shall be the publicly reported closing sales price on that date of a Share; provided that if there were no sales on the valuation date but there were sales on dates within a reasonable period both before and after the

valuation date, the Fair Market Value is the weighted average of the closing prices on the nearest date before and the nearest date after the valuation date.  The average is to be weighted inversely by the respective numbers of trading days between the selling dates and the valuation date.

     2.13.  "Incentive Stock Option" means an Option that is

intended to meet the requirements of Section 422 of the Code.

     2.14.  "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

     2.15.  "Option" means a right, granted to a Participant

under Section 6.07, to purchase Shares, other Awards or other property at a specified price during specified time periods.  An

Option may be either an Incentive Stock Option or a Non-Qualified

Stock Option.

     2.16.  "Other Stock-Based Award" means a right, granted to a

Participant under Section 6.09, that relates to or is valued by reference to Shares.

     2.17.  "Participant" means a person who, as an officer or

salaried employee of the Company or any Subsidiary, has been granted an Award under the Plan.

     2.18.  "Performance Accelerated Restricted Stock" means

Restricted Stock granted to a Participant under Section 6.02 containing certain performance criteria established by the

Committee which, if met, shall accelerate the vesting thereof.

     2.19.  "Performance Award" means a right granted to a

Participant under Section 6.03 to receive cash, Shares, other

Awards or other property the payment of which is contingent upon achievement of performance goals specified by the Committee.

     2.20.  "Performance-Based Restricted Stock" means Restricted

Stock that is subject to a risk of forfeiture if specified

performance criteria are not met within the restriction period.

     2.21.  "Plan" is defined in Section 1.

     2.22.  "Restricted Stock" means Shares granted to a

Participant under Section 6.05 that are subject to certain

restrictions and to a risk of forfeiture.

     2.23.  "Rule 16b-3" means Rule 16b-3, as from time to time amended and applicable to Participants, promulgated by the

Securities and Exchange Commission under Section 16 of the

Exchange Act.

     2.24.  "Shareholders" means the holders of all issued and

outstanding Shares.

     2.25.  "Shares" means the Class A Common Stock, $5.00 par

value, of the Company and such other securities of the Company as may be substituted for Shares or such other securities pursuant to Section 10.

     2.26.  "Stock Appreciation Right" means a right granted to a

Participant under Section 6.08 to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the date of grant to the date of exercise of the right, with payment to be made in cash, Shares, other Awards or other property as specified in the Award or determined by the Committee.

     2.27.  "Subsidiary" means any corporation (other than the

Company) with respect to which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock.  In addition, any other related entity may be designated by the Board as a Subsidiary, provided such entity could be considered as a subsidiary according to generally accepted accounting principles.

     2.28.  "Year" means a calendar year.

     3.  Administration.

     3.01.  Authority of the Committee.  The Plan shall be

administered by the Committee.  The Committee shall have full and final authority to take the following actions, in each case

subject to and consistent with the provisions of the Plan:

          (i)  to select and designate Participants;

          (ii)  to designate Subsidiaries;

          (iii)  to determine the type or types of Awards to be

granted to each Participant;

          (iv)  to determine the number of Awards to be granted,

the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase

price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or

forfeiture, exercisability or settlement of an Award, and waivers or accelerations thereof, and waiver of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award;

          (v)  to determine whether, to what extent and under

what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards or other property, or an Award may be cancelled, forfeited or surrendered;

          (vi)  to determine whether, to what extent, and under

what circumstances, cash, Shares, other Awards or other property payable with respect to an Award will be deferred either

automatically, at the election of the Committee or at the

election of the Participant;

          (vii)  to prescribe the form of each Award Agreement,

which need not be identical for each Participant;

          (viii)  to adopt, amend, suspend, waive and rescind

such rules and regulations and appoint such agents as the

Committee may deem necessary or advisable to administer the Plan;

          (ix)  to correct any defect or supply any omission or

reconcile any inconsistency in the Plan and to construe and

interpret the Plan and any Award, rules and regulations, Award

Agreement or other instrument hereunder; and

          (x)  to make all other decisions and determinations as

may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the

Plan.

     3.02.  Manner of Exercise of Committee Authority.  Unless

authority is specifically reserved to the Board under the terms of the Plan or applicable law, the Committee shall have sole discretion in exercising such authority under the Plan.  Any action of the Committee with respect to the Plan shall be final,

conclusive and binding on all persons, including the Company,

Subsidiaries, Shareholders, Participants and any person claiming any rights under the Plan from or through any Participant.  The express grant of any specific power to the Committee and/or the taking of any action by the Committee shall not be construed as limiting any power or authority of the Committee.  A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting.  The Committee may delegate to officers or managers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan.

     3.03.  Limitation of Liability.  Each member of the

Committee shall in good faith be entitled to rely or act upon any report or other information furnished to such member by any

officer or other employee of the Company or any Subsidiary, the

Company's independent certified public accountants or any

executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.  No member of the Committee, nor any officer or employee of the

Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

     3.04.  Termination of Current Plans.  As soon as practicable following the Effective Date, the Committee shall proceed to terminate the 1987 Stock Option Plan and the 1991 Restricted

Stock Plan and, in connection therewith, take all necessary

action to delete and/or de-list any remaining shares subject to issuance or reissuance under such plans from any effective

registration statements filed with the Securities and Exchange

Commission and/or additional listing applications filed with the

American Stock Exchange covering such plans.  Under no

circumstances, shall any additional options or restricted shares be granted under such plans after the Effective Date.

Notwithstanding the provision of this Section 3.04, all options and restricted shares granted prior to the Effective Date shall remain in full force and effect, subject to the terms thereof and of the respective plan under which such grants were made.

     4.  Shares Subject to the Plan.  Subject to adjustment as

provided in Section 10, the total number of Shares reserved and available for Awards under the Plan shall be 1,300,000, of which up to 400,000 shares may be reserved for grants as Performance

Awards, Performance-Based Restricted Stock, Performance

Accelerated Restricted Stock and Other Stock-Based Awards.  For

purposes of this Section 4, the number of and time at which

Shares shall be deemed to be subject to Awards and therefore counted against the number of Shares reserved and available under the Plan shall be the earliest date at which the Committee

reasonably can estimate the number of Shares to be distributed in settlement of an Award or with respect to which payments will be made; provided, however, that subject to the requirements of Rule

16b-3, the Committee may adopt procedures for the counting of

Shares relating to any Award for which the number of Shares to be distributed or with respect to which payment will be made cannot be fixed at the date of grant to ensure appropriate counting,

avoid double counting (in the case of tandem or substitute

awards) and provide for adjustments in any case in which the number of Shares actually distributed or with respect to which payments are actually made differs from the number of Shares previously counted in connection with such Award.

     If any Shares to which an Award relates are forfeited or the

Award is settled or terminates without a distribution of Shares

(whether or not cash, other Awards or other property is

distributed with respect to such Award), any Shares counted

against the number of Shares reserved and available under the

Plan with respect to such Award shall, to the extent of any such forfeiture, settlement or termination, again be available for

Awards under the Plan; provided, however, that such Shares shall be available for issuance only to the extent permitted under Rule

16b-3.

     5.  Eligibility.  Awards may be granted only to individuals who are officers or other salaried employees (including employees who also are directors) of the Company or a Subsidiary; provided,

however, that no Award pursuant to this Plan shall be granted to any member of the Committee.

     6.  Specific Terms of Awards.

     6.01.  General.  Awards may be granted on the terms and

conditions set forth in this Section 6.  In addition, the

Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 11.02), such additional terms and conditions, not inconsistent with the

provisions of the Plan, as the Committee shall determine,

including without limitation the acceleration of vesting of any

Awards or terms requiring forfeiture of Awards in the event of termination of employment by the Participant.  Except as provided in Sections 7.03 and/or 7.04, only services may be required as consideration for the grant of any Award.

     6.02.  Performance Accelerated Restricted Stock.  Subject to

the provisions of Sections 7.01 and 7.02, the Committee is

authorized to grant Performance Accelerated Restricted Stock to

Participants on the following terms and conditions:

          (i)  Awards and Dividends.  Performance Accelerated

Restricted Stock Awards shall be denominated in Shares.  The

Participant thereupon shall be a Shareholder with respect to the

Shares awarded, including the right to vote such Shares and to receive all dividends and distributions paid with respect

thereto.

          (ii)  Certificates of Shares.  Performance Accelerated

Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine.  If certificates

representing Performance Accelerated Restricted Stock are

registered in the name of a Participant, such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such performance Accelerated

Restricted Stock, the Company shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to that Performance

Accelerated Restricted Stock.

          (iii)  Restrictions and Acceleration.  At the time of

the Award of Performance Accelerated Restricted Stock, the

Committee shall specify a period commencing on the date of the

Award and ending on a date that is no more than 10 years

thereafter.  At the time of each such Award, the Committee also shall specify and advise the Participant of such performance targets as the Committee shall determine to be appropriate which,

if met, shall accelerate the termination of the foregoing

restricted period for all or such other portion of the

Performance Accelerated Restricted Stock as the Committee shall deem appropriate.

          (iv)  Forfeiture.  Except as otherwise determined by

the Committee, upon termination of employment (as determined under criteria established by the Committee) during an applicable restriction period, all Performance Accelerated Restricted Stock that remains subject to such applicable restriction period shall be forfeited; provided, however, that the Committee may provide,

by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture

conditions relating to Performance Accelerated Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee in other cases may waive in whole or in part the forfeiture of Performance

Accelerated Restricted Stock.

     6.03.  Performance Awards.  Subject to the provisions of

Sections 7.01 and 7.02, the Committee is authorized to grant

Performance Awards to Participants on the following terms and conditions:

          (i)  Awards and Conditions.  A Performance Award shall

confer upon the Participant rights, valued as determined by the

Committee, and payable to, or exercisable by, the Participant to whom the Performance Award is granted, in whole or in part, as determined by the Committee, conditioned upon the achievement of performance criteria determined by the Committee.

          (ii)  Other Terms.  A Performance Award shall be

denominated in Shares and may be payable in cash, Shares, other

Awards or other property, and the same may have such other terms as shall be determined by the Committee.

     6.04.  Dividend Equivalents.  The Committee is authorized to grant Dividend Equivalents to Participants.  The Committee may

provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in

additional Shares or Awards or otherwise reinvested.

     6.05.  Restricted Stock.  The Committee is authorized to

grant Restricted Stock to Participants on the following terms and conditions:



          (i)  Issuance and Restrictions.  Restricted Stock shall

be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends thereon), which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments or otherwise as the Committee shall determine.

          (ii)  Forfeiture.  Performance-Based Restricted Stock

shall be forfeited unless the pre-established performance

criteria established by the Committee are satisfied during the applicable restriction period.  Except as otherwise determined by the Committee, including any vesting of Restricted Stock and accelerated vesting of Performance Accelerated Restricted Stock,

upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, Performance Accelerated Restricted Stock or other

Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided,

however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case,

that restrictions or forfeiture conditions relating to

Performance Accelerated Restricted Stock or other Restricted

Stock will be waived in whole or in part in the event of

terminations resulting from specified events.

          (iii)  Certificates of Shares.  Restricted Stock

granted under the Plan may be evidenced in such manner as the

Committee shall determine.  If certificates representing

Restricted Stock are registered in the name of the Participant,

such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such

Restricted Stock, the Company shall retain physical possession of the certificates, and the Participant shall deliver a stock power to the Company, endorsed in blank, relating to the Restricted

Stock.

          (iv)  Dividends.  Unless otherwise determined by the

Committee, cash dividends paid on Performance-Based Restricted

Stock shall be automatically reinvested in additional shares of

Performance-Based Restricted Stock, and cash dividends paid on other Restricted Stock shall be paid to the Participant.

Dividends reinvested in Performance-Based Restricted Stock and

Shares distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such stock or other property has been distributed.

     6.06.  Deferred Stock.  The Committee is authorized to grant

Deferred Stock to Participants, on the following terms and

conditions:

          (i)  Award and Restrictions.  Delivery of Shares will

occur upon expiration of the deferral period specified for

Deferred Stock by the Committee (or, if permitted by the

Committee, as elected by the Participant).  In addition, Deferred

Stock shall be subject to such restrictions as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise as the Committee shall determine.

          (ii)  Forfeiture.  Except as otherwise determined by

the Committee, upon termination of employment (as determined under criteria established by the Committee) during the

applicable deferral period or portion thereof (as provided in the

Award Agreement evidencing the Deferred Stock), all Deferred

Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited;

provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions

relating to Deferred Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock.

     6.07.  Options.  The Committee is authorized to grant

Options to Participants on the following terms and conditions:

          (i)  Exercise Price.  The exercise price per Share

purchasable under an Option shall be determined by the Committee;

provided, however, that, except as provided in Section 7.03, such exercise price shall be not less than the Fair Market Value of a

Share on the date of grant of such Option.

          (ii)  Time and Method of Exercise.  The Committee shall

determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment,

including, without limitation, cash, Shares, other Awards or awards issued under other Company plans, or other property

(including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements), and the methods by which Shares will be delivered or deemed to be delivered to Participants.  Options shall expire not later than 10 years after the date of grant.

          (iii)  Incentive Stock Options.  The terms of any

Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code,

including but not limited to the requirement that no Incentive

Stock Option shall be granted more than 10 years after the

effective date of the Plan.  Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock

Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code.  In the event a Participant

voluntarily disqualifies an Option as an Incentive Stock Option,

the Committee may, but shall not be obligated to, make such

additional Awards or pay bonuses as the Committee shall deem appropriate to reflect the tax savings to the Company which

result from such disqualification.

     6.08.  Stock Appreciation Rights.  The Committee is

authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

          (i)  Right to Payment.  A Stock Appreciation Right

shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market

Value of one Share on the date of exercise (or, if the Committee shall so determine in the case of any such right, other than one related to an Incentive Stock Option, the Fair Market Value of

one Share at any time during a specified period before or after the date of exercise or the Change of Control Price as defined in

Section 9.03) over (B) the grant price of the Stock Appreciation

Right as determined by the Committee as of the date of grant of the Stock Appreciation Right, which, except as provided in

Section 7.03, shall be not less than the Fair Market Value of one

Share on the date of grant.

          (ii)  Other Terms.  The Committee shall determine the

time or times at which a Stock Appreciation Right may be

exercised in whole or in part, the method of exercise, the method of settlement, the form of consideration payable in settlement,

the method by which Shares will be delivered or deemed to be delivered to Participants and any other terms and conditions of any Stock Appreciation Right.  Limited Stock Appreciation Rights

that may be exercised only upon the occurrence of a Change of

Control (as such term is defined in Section 9.02) or as otherwise defined by the Committee) may be granted under this Section 6.08.

Stock Appreciation Rights shall expire not later than 10 years after the date of grant.

     6.09.  Other Stock-Based Awards.  The Committee is

authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by

reference to, or otherwise based on or related to, Shares, as deemed by the Committee to be consistent with the purposes of the

Plan, including without limitation, Shares awarded purely as a

"bonus" and not subject to any restrictions or conditions,

convertible or exchangeable debt securities, other rights

convertible or exchangeable into Shares, purchase rights and

Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Subsidiaries.

The Committee shall determine the terms and conditions of such

Awards, which may include performance criteria.  Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 6.09 shall be purchased for such

consideration, paid for at such times, by such methods and in such forms, including, without limitation, cash, Shares, other

Awards or other property, as the Committee shall determine.

     7.  Certain Provisions Applicable to Awards.

     7.01.  Performance-Based Awards.  Performance Awards,

Performance-Based Restricted Stock, and certain Other Stock-Based

Awards subject to performance criteria are intended to be

"qualified performance-based compensation" within the meaning of

Section 162(m) of the Code and shall be paid solely on account of the attainment of one or more pre-established, objective

performance goals within the meaning of Section 162(m) and the regulations thereunder.  Until otherwise determined by the

Committee, the performance goal shall be the attainment of pre-

established amounts of annual net income of the Company.

     The payout of any such Award to a Covered Employee may be

reduced, but not increased, based on the degree of attainment of other performance criteria or otherwise at the direction of the

Committee.

     7.02.  Maximum Yearly Awards.  No participant may receive a grant of Option or Stock Appreciation Option Rights exceeding

50,000 in any Year.  In addition to this maximum, the maximum annual individual payout of Performance Awards is $300,000, and the Maximum individual limit of shares earned under Performance-

Based Restricted Stock, Performance Accelerated Restricted Stock

and Other Stock-Based Awards may not exceed 50,000 shares in any two-year period.

     7.03.  Stand-Alone, Additional, Tandem and Substitute

Awards.  Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the

Company, any Subsidiary or any business entity to be acquired by the Company or a Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary.  If an

Award is granted in substitution for another Award or award, the

Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award.  Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.  The per Share exercise price of any Option, grant price of any Stock

Appreciation Right or purchase price of any other Award

conferring a right to purchase Shares:

          (i)  Granted in substitution for an outstanding Award

or award shall be not less than the lesser of the Fair Market

Value of a Share at the date such substitute award is granted or such Fair Market Value at that date reduced to reflect the Fair

Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

          (ii)  Retroactively granted in tandem with an

outstanding Award or award shall be not less than the lesser of the Fair Market Value of a Share at the date of grant of the later Award or at the date of grant of the earlier Award or

award.

     7.04.  Exchange Provisions.  The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Shares, other Awards (subject to Section 7.03)

or other property based on such terms and conditions as the

Committee shall determine and communicate to the Participant at the time that such offer is made.

     7.05.  Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided,

however, that in no event shall the term of any Option or a Stock

Appreciation Right granted in tandem therewith exceed a period of

10 years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

     7.06.  Form of Payment Under Awards.  Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall

determine, including without limitation, cash, Shares, other

Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis.  Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred

payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in

Shares.

     8.  General Restrictions Applicable to Awards.

     8.01.  Restrictions Under Rule 16b-3.

          8.01.1.  Six-Month Holding Period.  Unless a

Participant could otherwise transfer an equity security,

derivative security or Shares issued upon exercise of a

derivative security granted under the Plan without incurring liability under Section 16(b) of the Exchange Act (i)  an equity security issued under the Plan, other than an equity security issued upon exercise or conversion of a derivative security

granted under the Plan, shall be held for at least six months from the date of acquisition; (ii) with respect to a derivative security issued under the Plan, at least six months shall elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security; and

(iii) any Award in the nature of a Stock Appreciation Right must be held for six months from the date of grant to the date of cash settlement.

          8.01.2.  Nontransferability.  Awards which constitute

derivative securities (including any option, stock appreciation right or similar right) shall not be transferable by a

Participant except by will or the laws of descent and

distribution (except pursuant to a beneficiary designation

authorized under Section 8.02) or, if then permitted under Rule

16b-3, pursuant to a qualified domestic relations order as

defined under the Code or Title I of the Employee Retirement

Income Security Act of 1974, as amended, or the rules thereunder,

and, in the case of an Incentive Stock Option or, if then

required by Rule 16b-3, any other derivative security granted under the Plan, shall be exercisable during the lifetime of a

Participant only by such Participant or his guardian or legal representative.

          8.01.3.  Compliance with Rule 16b-3.  It is the intent

of the Company that this Plan comply in all respects with Rule

16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act.  Accordingly, if any

provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.



     8.02.  Limits on Transfer of Awards; Beneficiaries.  No

right or interest of a Participant in any Award shall be pledged,

encumbered or hypothecated to or in favor of any party (other than the Company or a Subsidiary) or shall be subject to any lien, obligation or liability of such Participant to any party

(other than the Company or a Subsidiary).  Unless otherwise

determined by the Committee (subject to the requirements of

Section 8.01.2), no Award subject to any restriction shall be assignable or transferable by a Participant otherwise than by will or the laws of descent and distribution (except to the

Company under the terms of the Plan); provided, however, that a

Participant may, in the manner established by the Committee,

designate a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the death of the Participant.  A beneficiary,

guardian, legal representative or other person claiming any

rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award

Agreement applicable to such Participant or agreement applicable to such, except to the extent the Plan and such Award Agreement or agreement otherwise provide with respect to such persons and to any additional restrictions deemed necessary or appropriate by the Committee.

     8.03.  Registration and Listing Compliance.  The Company

shall not be obligated to deliver any Award or distribute any

Shares with respect to any Award in a transaction subject to regulatory approval, registration or any other applicable

requirement of federal or state law, or subject to a listing requirement under any listing or similar agreement between the

Company and any national securities exchange, until such laws,

regulations and contractual obligations of the Company have been complied with in full, although the Company shall be obligated to use reasonable efforts to obtain any such approval and comply with such requirements as promptly as practicable.

     8.04.  Share Certificates.  All certificates for Shares

delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which Shares are listed.  The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to

Shares, including under the terms of the Plan or any Award

Agreement.  In addition, during any period in which Awards or

Shares are subject to restrictions under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the

Committee or a Participant, the Committee may require the

Participant to enter into an agreement providing that

certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

     9.  Adjustment Provisions.  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares or other property), recapitalization,

stock split, reverse stock split, reorganization, merger,

consolidation, spin-off, combination, repurchase or share

exchange or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Awards (ii) the number and kind of

Shares issued or issuable in respect of outstanding Awards and

(iii) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however,

in each case, that, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such

authority would cause the Plan to violate Section 422(b)(1) of the Code.  In addition, the Committee is authorized to make

adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations or accounting principles.

     10.  Changes to the Plan and Awards.

     10.01.  Changes to the Plan.  The Board may amend, alter,

suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that any such amendment,

alteration, suspension, discontinuation or termination shall be subject to the approval of the Company's shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange on which the Shares may be listed, or if the Board in its discretion determines that obtaining such

shareholder approval is for any reason advisable; provided,

however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation or termination of the Plan may impair the rights of such Participant under any

Award theretofore granted to him.

     10.02.  Changes to Awards.  The Committee may waive any

conditions or rights under, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted and any Award

Agreement relating thereto; provided, however, that, without the consent of an affected Participant, no such amendment,

alteration, suspension, discontinuation, or termination of any

Award may impair the rights of such Participant under such Award.

     11.  General Provisions.

     11.01.  No Rights to Awards.  No Participant or employee

shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of

Participants and employees.

     11.02.  No Shareholder Rights.  No Award shall confer on any

Participant any of the rights of a shareholder of the Company unless and until Shares are duly issued or transferred to the

Participant in accordance with the terms of the Award.

     11.03.  Tax Withholding.  The Company or any Subsidiary is

authorized to withhold from any Award granted, any payment

relating to an Award under the Plan, including from a

distribution of Shares, or any payroll or other payment to a

Participant, amounts or withholding and other taxes due with respect thereto, its exercise or any payment thereunder and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy

obligations for the payment of withholding taxes and other tax liabilities relating to any Award.  This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of

Participant's tax obligations.

     11.04.  No Right to Employment.  Nothing contained in the

Plan or any Award Agreement shall confer, and no grant of an

Award shall be construed as conferring, upon any employee any right to continue in the employ of the Company or any Subsidiary or to interfere in any way with the right of the Company or any

Subsidiary to terminate his employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award.

     11.05.  Unfunded Status of Awards.  The Plan is intended to constitute an "unfunded" plan for incentive and deferred

compensation.  With respect to any payments not yet made to a

Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company;

provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's

obligations under the Plan to deliver cash, Shares, other Awards or other property pursuant to any award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the

consent of each affected Participant.

     11.06.  Other Compensatory Arrangements.  The Company or any

Subsidiary shall be permitted to adopt other or additional

compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.

     11.07.  Fractional Shares.  No fractional Shares shall be

issued or delivered pursuant to the Plan or any Award.  The

Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     11.08.  Governing Law.  The validity, construction and

effect of the Plan, any rules and regulations relating to the

Plan and any Award Agreement shall be determined in accordance with the laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of laws and applicable federal law.

     12.  Effective Date.  The Plan shall become effective upon approval the affirmative vote of the holders of a majority of the votes cast by the holders of Class A and Class B Common Stock of the Company, voting together and not as separate classes, at a meeting of the Company's shareholders to be held on May 19, 1995,

or any adjournment thereof.